Annual Shareholder Meeting Results:

The Funds held their annual meeting of shareholders on December 18, 2007. Common/Preferred shareholders voted as indicated below:
	                                 Affirmative   Withheld  Authority
Municipal III
Election of John J. Dalessandro II  Class II to serve until 2010
                                        9,491	        56
Election of John C. Maney  Class III to serve until 2008
                                	28,807,559     	394,092
Election of R. Peter Sullivan III  Class II to serve until 2010
                                	28,764,653	436,998
California Municipal III
Election of John J. Dalessandro II  Class II to serve until 2010
                                	5,924
Election of John C. Maney  Class III to serve until 2008
                                	19,076,481	261,757
Election of R. Peter Sullivan III  Class II to serve until 2010
                                	19,076,076	261,162
New York Municipal III
Election of John J. Dalessandro II  Class II to serve until 2010
                                 	1,759
Election of John C. Maney  Class III to serve until 2008
                                	4,818,599	117,873
Election of R. Peter Sullivan III  Class II to serve until 2010
                                	4,832,532	103,940

Messrs Hans W. Kertess, Paul Belica, Robert E. Connor and William B. Ogden IV
 continue to serve as Trustees of the Funds.
_____________________________________
   Preferred Shares Trustee. Mr. Dalessandro served as a Class II Trustee of the Funds until his death on September 14, 2008.


Appointment of New Trustee

In May 2008, the Funds Board of Trustees appointed Diana L. Taylor as a
Trustee.